Exhibit (a)(1)(D)
INNISFREE M&A
INCORPORATED
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Open Lending Corporation
at
$3.15 Per Share
by
Lakers Acquisition Sub, Inc.
an indirect wholly-owned subsidiary of
ANV Group Holdings Ltd.
June 29, 2026
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
We have been engaged by Lakers Acquisition Sub, Inc., a Delaware corporation (the “Purchaser”) and an indirect wholly-owned subsidiary of ANV Group Holdings Ltd., a private limited company incorporated under the laws of England and Wales (“ANV”), to act as information agent (“Information Agent”) in connection with its offer to purchase any and all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Open Lending Corporation, a Delaware corporation (“Open Lending”), at a price of $3.15 per Share, to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 29, 2026, and the accompanying Letter of Transmittal, which, together with any amendments or supplements thereto, collectively constitute the “Offer”.
The Offer is subject to certain conditions contained in the Offer to Purchase.
For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:
1.
Offer to Purchase, dated June 29, 2026;

2.
Letter of Transmittal, for your use and for the information of your clients;

3.
Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to Equiniti Trust Company, LLC, the Depositary for the Offer, or if the procedures for book-entry transfer cannot be completed, by the expiration of the Offer;

4.
A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer;

5.
IRS Form W-9; and

6.
Return envelope addressed to the Depositary.

YOUR PROMPT ACTION IS REQUIRED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE PAST 11:59 P.M., NEW YORK CITY TIME, ON JULY 27, 2026, UNLESS THE OFFER IS EXTENDED.

The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Information Agent and the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse brokers, dealers, banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. The Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, except as otherwise provided in the Letter of Transmittal.
In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, should be sent to the Depositary by one minute past 11:59 p.m., New York City time, on July 27, 2026.
Any inquiries you may have with respect to the Offer should be addressed to the Information Agent, and additional copies of the enclosed materials may be obtained from the Information Agent, at the address or telephone numbers set forth on the back cover of the Offer to Purchase.
Very truly yours,
INNISFREE M&A
INCORPORATED
NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF LAKERS ACQUISITION SUB, INC., ANV GROUP HOLDINGS LTD., THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.